UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2019

TELEMYND, INC.

(Exact name of Company as specified in its charter)

Delaware	001-56069	83-4053533
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Note Purchase Agreement (as defined below) is incorporated herein by reference from Item 2.03 hereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Starting October 31, 2019 through November 5, 2019, Telemynd, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) in connection with a bridge financing, with five accredited investors.  Pursuant to the Note Purchase Agreement, the Company issued five secured convertible promissory notes (each, a “Note”) in the aggregate principal amount of $700,000, representing gross proceeds to the Company of $700,000 million. The Notes were purchased by the following affiliates of the Company or entities under their control: John Pappajohn Revocable Trust, of which the Company’s director, John Pappajohn, is the trustee purchased a Note for $250,000, Peter Unanue, a Company director, purchased a Note for $100,000, Geoffrey Harris, a Company director, purchased a Note for $50,000, Patrick Herguth, our Chief Executive Officer and a Company director, purchased a Note for $50,000 and RSJ Investments SICAV, A.S., a greater than 5% shareholder of the Company, purchased a Note for $250,000.

The Note Purchase Agreement provides for the issuance and sale of Notes in the aggregate principal amount of up to $2.5 million, in one or more closings to occur over a six-month period beginning October 31, 2019.

The Notes mature on December 31, 2020 (the “Maturity Date”), earn interest at a rate of 12% per annum with interest payable at maturity and are (i) automatically convertible into the securities (“Conversion Securities”) offered in a Qualified Financing (as defined in the Notes) upon consummation of a Qualified Financing at a conversion price equal to 70% of the price paid by investors in such Qualified Financing (the “Conversion Price”) to certain purchasers (the “Purchasers”) and (ii) convertible at the option of Purchasers either (A) into Conversion Securities at the Conversion Price or (B) at the Maturity Date (as defined in the Notes) into shares of the Corporation’s common stock (the “Conversion Shares”) at a conversion price obtained by dividing $3,000,000 plus the value of all Notes issued under the Purchase Agreement by the aggregate number of outstanding shares of the Corporation’s common stock as of the date immediately prior to the Maturity Date (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes) The Notes are secured by a security interest in the certain of the Company’s assets related to its PEER database , as detailed in a security agreement. Upon a change of control of the Company, the holder of a Note will have the option to have the Note repaid with a premium equal to 50% of the outstanding principal.

The foregoing descriptions of the Note, Note Purchase Agreement, and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Notes is incorporated herein by reference from Item 2.03 hereof.

The Notes were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Secured Convertible Note
10.1	Form of Note Purchase Agreement
10.2	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEMYND, INC.

November 6, 2019	By:	/s/ Donald D’Ambrosio
Name: Donald D’Ambrosio
Title: Chief Financial Officer

2